Patrizio & Zhao, LLC
Certified Public Accountants and Consultants	322 Route 46 West
Parsippany, NJ 07054
Tel: (973) 882-8810
Fax: (973) 882-0788
www.pzcpa.com

Exhibit 15.1

December 22, 2008

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, D.C. 20549

To Whom It May Concern:

We are aware that JPAK Group, Inc. has included our report dated November 4, 2008, in its 10Q/A for the quarter ended September 30, 2008. We are also aware of our responsibilities under the Securities Act of 1933.

Yours truly,

/s/ Patrizio & Zhao, LLC

PATRIZIO & ZHAO, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey